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Pfizer 2025 Supplemental Proxy Material April 7, 2025

Pfizer 2025 2 • Our discussions during this shareholder engagement meeting will include forward-looking statements that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. We include forward-looking statements about, among other topics, our anticipated operating and financial performance, including financial guidance and projections; changes to Pfizer's R&D and commercial organizations; reorganizations; business plans, strategy, goals and prospects; expectations regarding Pfizer’s Board of Directors; expectations regarding modifications to certain long-term incentive awards for certain colleagues; expectations for our product pipeline, in-line products and product candidates, including anticipated regulatory submissions, data read-outs, study starts, approvals, launches, clinical trial results and other developing data, revenue contribution and projections, potential pricing and reimbursement, potential market dynamics, including demand, market size and utilization rates and growth, performance, timing of exclusivity and potential benefits; strategic reviews; capital allocation objectives; an enterprise-wide cost realignment program (including anticipated costs, savings and potential benefits); a manufacturing optimization program to reduce our cost of goods sold (including anticipated costs, savings and potential benefits); dividends and share repurchases; plans for and prospects of our acquisitions, dispositions and other business development activities, including our December 2023 acquisition of Seagen, and our ability to successfully capitalize on growth opportunities and prospects; manufacturing and product supply; our Environmental, Social and Governance (ESG) priorities, strategy and goals; our ongoing efforts to respond to COVID-19; our expectations regarding the impact of COVID-19 on our business, operations and financial results; and other statements about our business, operations and financial results. Among other things, statements regarding revenue and earnings per share growth; anticipated operating and financial performance; the development or commercial potential of our product pipeline, in- line products, product candidates and additional indications or combinations, including expected clinical trial protocols, the timing and potential for the initiation and progress of clinical trials and data read- outs from trials; the timing and potential for the submission of applications for and receipt of regulatory approvals; the timing and potential for product launches and commercialization; expected profile and labeling; potential revenue; expected breakthrough, best or first-in-class or blockbuster status or expected market entry of our medicines or vaccines; the regulatory landscape; and the competitive landscape are forward-looking and are estimates that are subject to change and subject to, among other risks, assumptions and uncertainties, clinical trial, regulatory and commercial success, demand, availability of supply, excess inventory write-offs, product recalls, withdrawals, competitive and market dynamics and recent changes, and potential changes to economic and trade policy in the U.S. and globally, including tariffs. These statements may be affected by underlying assumptions that may prove inaccurate or incomplete, and are subject to risks, uncertainties and other factors that may cause actual results to differ materially from past results, future plans and projected future results. Additional information regarding these and other factors can be found in Pfizer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors” and “Forward-Looking Information and Factors That May Affect Future Results”, as well as in our subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.pfizer.com. Potential risks and uncertainties also include global economic and/or geopolitical instability, foreign exchange rate fluctuations and inflationary pressures and the uncertainties regarding the impact of COVID-19. The forward-looking statements in this presentation speak only as of the original date of this presentation and we undertake no obligation to update or revise any of these statements. • Also, the discussions during this shareholder engagement meeting may include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Additional information regarding non-U.S. GAAP financial measures can be found in our earnings release furnished with Pfizer’s Current Report on Form 8-K dated February 4, 2025, and in the Non-GAAP Financial Measure: Adjusted Income section of Management’s Discussion and Analysis of Financial Condition and Results of Operations in Pfizer’s Annual Report on Form 10-K for the year ended December 31, 2024 • Any non-U.S. GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by U.S. GAAP, have no standardized meaning prescribed by U.S. GAAP and may not be comparable to the calculation of similar measures of other companies. Forward-Looking Statements and Non-GAAP Financial Information

Pfizer 2025 3 LTI Award Modifications • Modifications maintain pay-for-performance alignment with payout contingent on achievement of Pfizer’s performance criteria; no guaranteed or time-based components were introduced with the modifications • Modifications were in response to exceptional circumstances related to the COVID-19 pandemic, warranting extraordinary action by the Compensation Committee • The intent of the modifications was to retain and incentivize critical talent to align ~9,000 eligible employees across our organization to drive value and execute on our strategic priorities • Modifications are a cost-effective approach that did not increase dilution and minimized additional costs to shareholders, while maintaining pay-for-performance alignment Annual Short-Term Incentive / Global Performance Plan (GPP) • Rigorous performance targets set, given expectations for a challenging operating environment • Strategic achievements – including our successful Seagen integration, cost realignment program, and manufacturing optimization program – helped drive better-than-expected results in 2024 across our performance metrics • Negative discretion applied by Committee given Pfizer’s broader market performance and progress still to be made Shareholder Proposals • Shareholder Vote Regarding Golden Parachutes: Our executive severance plan already requires shareholder approval for cash severance exceeding 2.99x the sum of base salary and target bonus; requiring additional shareholder approval of long-term award payouts could impede Pfizer’s ability to align pay for performance and attract / retain executives • Issue a Report Evaluating the Risks Related to Religious Discrimination Against Employees: Pfizer is an equal opportunity employer and our policies prohibit discrimination, harassment, or other forms of unlawful treatment; as such, the requested report is unnecessary and would not enhance shareholder value Executive Summary – Key Ballot Items at 2025 Annual Meeting of Shareholders Election of Directors • Director nominees contribute unique perspectives, experiences, and skills to the Board • The Board has the right expertise and background to oversee our business at this critical juncture

Pfizer 2025 4 Executive Compensation

Pfizer 2025 8% 15% 77% Key Compensation Element / Type 2024 Performance Measures and Key Terms Salary Cash • Fixed cash compensation; reviewed annually and adjusted, as appropriate Annual Short-Term Incentive / Global Performance Plan (GPP) Cash • Company, business / operating, and individual performance • GPP funded based on Pfizer’s performance and weighted as follows: ‒ 40% Total Revenue(1) ‒ 40% Adjusted Diluted EPS(1) ‒ 20% Cash Flow from Operations (CFFO) • Modifier of up to + / - 30 Percentage Points (PP) ‒ + / - 25 PP Pipeline Achievement ‒ + / - 5 PP ESG Scorecard Annual Long-Term Incentive Compensation 100% Performance- Based Equity 5- and 7-Year Total Shareholder Return Units (TSRUs) 25% (each) of total annual grant value (50% in total) • Absolute TSR • Performance period for determining payouts is 5 and 7 years from grant date • No value received if TSR is negative • Awards vest after 3 years Performance Share Awards (PSAs) 50% of total annual grant value • Adjusted Net Income(2) and relative TSR modifier • 3-year performance and vesting periods from grant date • Payout capped at target if TSR is negative Compensation program is designed to attract and retain highly qualified executives and incentivize them to create value and advance the interests of our shareholders Performance-Aligned Executive Compensation Program 5 2024 Target Total Direct CEO Compensation 92% Performance-Based Year-End Salary Annual Short-Term Incentive (Target) Annual Long-Term Incentive (Target) 1. See Appendix: “GAAP to Non-GAAP Reconciliation” for additional details. 2. Adjusted Net Income, as the PSA performance measure, is defined as U.S. GAAP net income attributable to Pfizer Inc. common shareholders before the impact of amortization of intangible assets, certain acquisition-related items, discontinued operations and certain significant items; and is adjusted to reflect budgeted FX rates for the year and further refined to exclude certain other unbudgeted or non-recurring items including acquired in-process research and development expenses.

Pfizer 2025 6 Pfizer Stock Price and 2022-2023 TSRU and PSA Grant Timing • After near-record levels in 2022, Pfizer’s stock price began to decline in 2023, amid lower-than- expected COVID-19 vaccination and treatment rates • The declining stock price significantly impacted the retentive value of LTI awards. In response, the Compensation Committee approved the modifications to retain and motivate ~9,000 eligible employees • Modifications were an extraordinary action in response to exceptional circumstances related to the COVID-19 pandemic, and the Committee does not intend to take such actions in the future Background on Impact to LTI Awards $20 $30 $40 $50 $60 $70 $45.96 $42.30 $29.98 February 24, 2022(1): 2022 5-year TSRUs and 3- year PSAs granted February 23, 2023(2): 2023 5-year TSRUs and 3- year PSAs granted July 24, 2024: Award modifications approved Source(s): S&P Capital IQ (as of 13-Aug-2024); 2024 Proxy Statement. 1. All executives except Mr. Denton and Dr. Boshoff were granted PSAs and 5-year TSRUs on this date. Dr. Boshoff received his LTI award on this date but using different vehicles, and Mr. Denton received his LTI grant on May 31, 2022, which vest and settle on the applicable anniversaries of the grant date. 2. All executives were granted awards on this date, although Dr. Boshoff did not receive PSAs or 5-year TSRUs. LTI Award Modifications Designed to Retain and Incentivize Employees Modifications maintain at-risk pay and help ensure we have the right people in the right roles to execute our strategy Modifications maintain pay-for-performance alignment, only resulting in a payout if Pfizer achieves the performance criteria. They also minimize additional dilution and costs to shareholders

Pfizer 2025 Summary of Committee Actions Taken Committee Rationale Maintained a 3-year performance period • Continues to link incentive opportunities to shareholder value creation, as well as provide for additional time to achieve our strategic goals and drive stock price appreciation • Maintains performance period structure consistent with long-term approach to LTI awards Extended the vesting and performance period by two years • Right people in the right roles is key to driving value for shareholders • Modifications facilitate the retention and motivation of a group of ~9,000 eligible Pfizer employees critical to sustaining the ongoing company performance Introduced modifier cap of +/- 25 PP on relative TSR and an operating performance factor range of 0-200% for the PSAs • Maintains focus on relative performance compared to relevant index • Utilizes approach consistent with market practices 7 Payouts are at-risk and only earned based on Pfizer’s performance against objective and transparent financial and market-based metrics Modifications maintain the at-risk nature of the awards, only resulting in a payout if Pfizer achieves the performance criteria LTI Award Modifications Designed to Retain and Incentivize Employees (Cont’d)

Pfizer 2025 8 Annual Incentive Plan – Payouts Aligned with Performance GPP formula funded the annual incentive plan at 200% of target. The Compensation Committee used downward discretion to reduce the actual funding to 195% Performance Metrics and Targets Targets are consistent with Pfizer’s public guidance (where applicable) – see next page for details • Financial Metrics: Targets for Total Revenue and Adjusted Diluted EPS were both set higher than prior year results. Performance was stronger than expected, resulting in above-target funding • Pipeline Achievement Goals: Overall pipeline performance exceeded target in 2024, warranting an upward +10 adjustment • ESG Scorecard: Performance across ESG goals was neutral, and no adjustment was made to the plan’s funding Pfizer’s financial performance exceeded expectations in 2024, in part due to strong execution across our strategic priorities and stronger than expected revenue • Successful integration of Seagen created a leading oncology platform • Robust cost realignment program expected to deliver ~$4.5 billion in net cost savings by the end of 2025, most of which was achieved by year-end 2024 • Launched Manufacturing Optimization Program designed to reduce cost of goods sold Notable Strategic Achievements The GPP formula funded the plan at 200%; however, the Committee used negative discretion to reduce the payout to 195% • Despite strong results in 2024, the Committee determined that the maximum funding was not warranted • The Committee determined that there was still progress to be made in strengthening Pfizer’s broader market performance Committee Discretion

Annual Incentive Plan – Target-Setting and Actual Performance

Revenue and EPS targets in the annual incentive plan were aligned with our publicly provided guidance for 2024. The Compensation Committee approved these targets consistent with our operating plan

Annual Incentive Metric	2023 Actual	2024 Guidance[3]	2024 Target Level in Annual Incentive	2024 Actual	Actual / Guidance Midpoint (%)
Total Revenue ($B)[1]	59.3	58.5 - 61.5	59.7	63.7	**106%**
Adj. Diluted EPS ($)[1]	1.95	2.05 - 2.25	2.16	3.15	**147%**
Cash Flow from Operations ($B)[2]	9.3	*n/a*	4.0	13.0	--

Annual Incentive Metric	Path to Achievement and Outcome
Total Revenue *40% weighting*	• 2024 guidance indicated expectations for year-over-year growth; annual incentive target level aligned with guidance • Actual performance exceeded expectations due, in part, to stronger than expected operational revenue growth
Adj. Diluted EPS *40% weighting*	• 2024 guidance indicated expectations for year-over-year growth; annual incentive target level aligned with guidance • Actual performance exceeded expectations attributable, in part, to higher revenue and gross margin expansion
Cash Flow from Operations (CFFO) *20% weighting*	• Annual incentive targets set based on internal expectations for 2024 • Pfizer does not provide guidance for CFFO. However, Pfizer disclosed in its Q2 2024 earnings that the Company expected operating cash flows in 2024 to be significantly below typical levels due to the timing of certain payments and one-time expenses • CFFO metric accounts for 20% of the annual incentive funding opportunity given the expected variability in this financial metric year-to-year; total revenue and adjusted diluted EPS metrics account for 80% of the funding opportunity

1. See Appendix: "GAAP to Non-GAAP Reconciliation" for additional details.
2. 2024 and 2023 Results exclude certain discretionary timing items for compensation purposes (non-GAAP amounts). Therefore, 2024 and 2023 results differ from U.S. GAAP cash flow from operations.
3. Pfizer's full-year 2024 guidance provided Dec. 13, 2023. Pfizer does not provide guidance for cash flow from operations.

Pfizer

Pfizer 2025 9

Pfizer 2025 10 Shareholder Proposals

Pfizer 2025 11 • Our executive severance plan already requires shareholder approval for cash severance exceeding 2.99x the sum of base salary and target bonus • The severance plan benefits and cash severance policy align with market best practices and are not considered excessive • Requiring additional shareholder approval of long-term award payouts could impede our ability to align pay and performance, and to attract and retain executives Shareholder Vote Regarding Golden Parachutes Shareholder Proposals The Board unanimously recommends that you vote “AGAINST” these shareholder proposals • Pfizer’s existing policies and guidelines ensure colleagues have channels to report misconduct, including concerns about religious discrimination described in the proposal, anonymously and without fear of retaliation • The proposal and requested report are generic, have no specific relevance to Pfizer, and will not provide benefit to the company or enhance shareholder value Report Evaluating the Risks Related to Religious Discrimination Against Employees

Pfizer 2025 12 Board of Directors

Highly-Engaged and Experienced Board Facilitates Strategic Oversight

Directors contribute broad and deep expertise across areas that are most relevant to the oversight of Pfizer's business



Albert Bourla, DVM, Ph.D.
Chairman & CEO
30-year tenure at Pfizer; former COO and Group President



Shantanu Narayen
Lead Independent Director
Chairman & CEO of Adobe



Ronald E. Blaylock
Founder & Managing Partner of GenNx360 Capital Partners



Mortimer J. Buckley
Former Chairman & CEO of Vanguard
Joined Board October 2024



Susan Desmond-Hellmann, MD, M.P.H.
Former CEO of Bill & Melinda Gates Foundation



Joseph J. Echevarria
Chair, Governance Committee
Former CEO of Deloitte LLP



Scott Gottlieb, MD
Chair, Regulatory & Compliance Committee
Partner at New Enterprise Associates; Former Commissioner of the FDA



Susan Hockfield, Ph.D.
Professor of Neuroscience & President Emerita at MIT



Dan R. Littman, MD, Ph.D.
Professor of Molecular Immunology at the NYU Grossman School of Medicine



Suzanne Nora Johnson
Chair, Audit Committee
Former Vice Chairman of Goldman Sachs



James Quincey
Chairman & CEO of The Coca-Cola Company



James C. Smith
Chair, Compensation Committee
Chairman of Thomson Reuters Foundation; Former President & CEO of Thomson Reuters



Cyrus Taraporevala
Former President & CEO of State Street Global Advisors
Joined Board July 2024

= New director in 2024

Board Tenure


3
10+ Years
5
0-5 Years
7 yrs.
Avg. Tenure
5
6-10 Years

Gender


3
Women
23%
Women
10
Men

Race/Ethnicity


4
Asian/
Black/
Latino
31%
Ethnically
Diverse
9
White

Pfizer

Pfizer 2025 13

Pfizer 2025 14 Conclusion

Pfizer 2025 15  FOR Election of Directors We Ask for Your Vote and Support  AGAINST Shareholder Vote Regarding Golden Parachutes  AGAINST Report Evaluating the Risks Related to Religious Discrimination Against Employees  FOR Say-on-Pay  FOR Ratification of Auditors For additional information, please see Pfizer’s 2025 Proxy Statement available at: Pfizer Inc. 2025 Proxy Statement

Pfizer 2025 16 Appendix

Pfizer 2025 17 GAAP to Non-GAAP Reconciliation (Unaudited) These financial measures for annual incentive purposes utilize budgeted foreign exchange rates for the year and exclude certain other unbudgeted or non-recurring items. Therefore, these financial measures are different from those utilized in our press releases and Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2024 Annual Report on Form 10-K. (Billions, except per common share data) 2024 2023 GAAP Revenues(1) $63.6 $59.6 Foreign exchange impact relative to rates in effect for budget purposes — 0.7 Exclusion of non-recurring items — 0.1 Royalty-related income* — (1.1) Non-GAAP Revenues for Annual Incentive Purposes $63.7 $59.3 GAAP Diluted EPS(2) $1.41 $0.37 Amortization of intangible assets—net of tax 0.75 0.67 Acquisition-related items—net of tax 0.28 0.24 Discontinued operations—net of tax — — Certain significant items—net of tax 0.67 0.55 Non-GAAP Adjusted Diluted EPS(2) $3.11 $1.84 Foreign exchange impact relative to rates in effect for budget purposes 0.04 0.09 Acquired in-process research and development expenses—net of tax — — Exclusion of non-recurring items — 0.02 Non-GAAP Adjusted Diluted EPS for Annual Incentive Purposes $3.15 $1.95 1. GAAP Revenues as reported in Pfizer’s 2024 Annual Report on Form 10-K. In the first quarter of 2024, we reclassified royalty income from Other (income)/deductions––net and began presenting Royalty revenues as a separate line item within Total revenues in our consolidated statements of operations. We reclassified $1.1 billion of Royalty-related income to Total revenues to conform the 2023 amount to the current presentation. 2. See the “Non-GAAP Financial Measure: Adjusted Income” section of the MD&A in Pfizer’s 2024 Annual Report on Form 10-K.

Pfizer 2025